UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 23, 2024
___________________________________________
ARTIVION, INC.
(Exact name of registrant as specified in its charter)
___________________________________________

Delaware	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia	30144
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (770) 419-3355
___________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AORT	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events

On December 23, 2024, in accordance with the Indenture (the “Indenture”) dated June 23, 2020, between Artivion, Inc. (formerly CryoLife, Inc.) (the “Company”) and U.S. Bank Trust Company, National Association, as Trustee, relating to the Company’s 4.250% Convertible Senior Notes due 2025 (the “Notes”), the Company gave notice to the Trustee, the Conversion Agent, and the Holders (each as defined in the Indenture) that the Company elected to change the “Default Settlement Method” (as defined in the Indenture) for conversions of Notes to “Physical Settlement” (as defined in the Indenture). As a result, all conversions of Notes after the date of the notice will be settled by delivery of shares of the Company’s common stock using Physical Settlement in accordance with the Indenture.
Item 9.01(d)    Exhibits
(d)Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Artivion, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 23, 2024

ARTIVION, INC.

By:	/s/ Lance A. Berry
Name:	Lance A. Berry
Title:	Chief Financial Officer and Executive Vice President, Finance